Exhibit 99.1

John Tietjen Chief Financial Officer Sterling Bancorp john.tietjen@sterlingbancorp.com 212.757.8035	Edward Nebb Investor Relations Comm-Counsellors, LLC enebb@optonline.net 203.972.8350
STERLING BANCORP TO REPORT FOURTH QUARTER AND
YEAR-END 2008 FINANCIAL RESULTS ON JANUARY 27, 2009
New York, NY, January 26, 2009 — Sterling Bancorp (NYSE: STL), the parent company of New York City-based Sterling National Bank, will issue its financial results for the fourth quarter and year ended December 31, 2008 prior to the opening of the U.S. financial markets on Tuesday, January 27, 2009.
The Company also will hold a conference call on Tuesday, January 27, 2009 at 10:00 a.m. Eastern Standard Time to discuss the financial results. To access the conference call live, interested parties may dial 800-230-1766 at least 10 minutes prior to the call.
A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Standard Time on Tuesday, January 27, 2009 until 11:59 p.m. Eastern Standard Time on Tuesday, February 10, 2009. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 983593.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a New York-based banking and financial services company that serves the needs of businesses, professionals and individuals. With assets exceeding $2.1 billion, Sterling offers a broad array of products and services, combined with a unique high-touch approach to customer service. The Company’s principal banking subsidiary, Sterling National Bank, with offices in New York City and Queens, Nassau and Westchester counties, was founded in 1929.
Known for its focus on business customers, Sterling offers such services as working capital lines, asset-based financing, factoring and accounts receivable management, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages, international trade financing, cash management, a wide array of deposit products, trust and estate administration, and investment management services.
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